UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2008 (January 31, 2008)
IASIS HEALTHCARE LLC

(Exact name of registrant as specified in its charter)

Delaware	333-117362	20-1150104

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)
(615) 844-2747

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 31, 2008, IASIS Healthcare Corporation (the “Company”), a Delaware corporation and parent company of IASIS Healthcare LLC, and Sandra K. McRee, the Company’s President and Chief Operating Officer, entered into an amendment (the “Amendment”) to Ms. McRee’s employment agreement. The Amendment (i) extends Ms. McRee’s employment term to May 31, 2011 and (ii) increases Ms. McRee’s base salary effective January 1, 2008 to $600,000 per year.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment itself, which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
          (d) Exhibits
10.1	First Amendment to Employment Agreement, dated January 31, 2008, by and between IASIS Healthcare Corporation and Sandra K. McRee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC
Date: February 5, 2008	By:	/s/ John M. Doyle
John M. Doyle
Chief Accounting Officer

EXHIBIT INDEX

10.1	First Amendment to Employment Agreement, dated January 31, 2008, by and between IASIS Healthcare Corporation and Sandra K. McRee.